SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Bank of the Ozarks, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 18, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 18, 2006 at 1:00 p.m., local time, for the following purposes:

1.	To elect fourteen (14) directors.

2.	To ratify the Audit Committee’s selection and appointment of the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2006.

3.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 3, 2006 will be entitled to vote at the 2006 Annual Meeting and any adjournments or postponements thereof.

The Company’s Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2005 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

George Gleason Chairman of the Board of Directors and Chief Executive Officer

Little Rock, Arkansas

March 10, 2006

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2006

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2006 Annual Meeting of Stockholders of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 18, 2006 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2006 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of the 2006 Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed to stockholders on or about March 10, 2006.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has selected March 3, 2006 as the record date (the “Record Date”) for the 2006 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2006 Annual Meeting. At the close of business on the Record Date, there were 16,711,250 shares of common stock, $0.01 par value per share, (the “Common Stock”) issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL NOMINEES.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD.” To withhold authority to vote for individual nominee(s), mark the “FOR ALL EXCEPT” box and follow instructions to indicate the name(s) of such nominee(s). By checking the box marked “WITHHOLD,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at 14 for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the stockholders in accordance with the Company’s bylaws. The Company’s Amended and Restated Articles of Incorporation contain a provision that allows the Board, by resolution and without any further action by the stockholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year. The Board has not elected to classify the board positions in the upcoming election.

The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Except for Ian Arnof, each director nominee presently serves as a member of the Board. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

The Board recommends that stockholders vote for the election of each nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

George Gleason, age 52, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

Mark Ross, age 50, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer in 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

Jean Arehart, age 65, Retired Senior Lending Officer and Chairman of the Loan Committee of the Company’s bank subsidiary. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996, was named Executive Vice President in 1997, served as President of the Mortgage Division from January 2000 until September 2004 and then served as Senior Lending Officer and Chairman of the Loan Committee until her retirement on

January 31, 2005. She was elected as a director of the Company and its bank subsidiary in 2002. In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to 1996.

Ian Arnof, age 66, Director nominee for 2006. Mr. Arnof is retired and previously served as Chairman of the Board of Bank of McCrory, a state chartered bank located in McCrory, Arkansas from 2001 to 2005. From 1983 to 1998 Mr. Arnof served as Chief Executive Officer of First Commerce Corporation, a multi-bank holding company with banks located in Louisiana. Prior to serving as Chief Executive Officer he served as Chief Financial Officer of First Commerce Corporation from 1978 to 1983. Mr. Arnof holds a B.A. from Vanderbilt University and a M.B.A. from Harvard University.

Steven Arnold, age 45, Director since 2001. Mr. Arnold is an ordained minister and has served as Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas since 1989. He attended Louisiana Technical University and Arkansas State University before receiving his B.A. from Philander Smith College in Little Rock.

Richard Cisne, age 55, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

Robert East, age 58, Director since 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

Linda Gleason, age 51, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

Henry Mariani, age 67, Director since 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

James Matthews, age 44, Director since 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He has attended the University of Arkansas.

John Mills, age 55, Director since 2005. Since 2004 Mr. Mills has served as Chairman of the Board, President and Chief Executive Officer of Affiliated Foods Southwest, Inc., a wholesale grocery operation located in Little Rock, Arkansas. Prior to 2004 Mr. Mills served as President, Chief Administrative Officer and Vice Chairman of the Board of Affiliated Foods and prior to that he served as Executive Vice President of Finance and Administration of that organization. Mr. Mills holds a B.S.B.A. in accounting from the University of Arkansas.

R. L. Qualls, age 72, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr. Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

Kennith Smith, age 74, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

Robert Trevino, age 47, Director since 2004. Mr. Trevino serves as Commissioner of Arkansas Rehabilitation Services. From 2000 to 2005 Mr. Trevino served as the Economic Development Policy Advisor to Arkansas Governor Mike Huckabee. From 1998 through 2000, Mr. Trevino served as City Manager Administrative Coordinator for the City of Little Rock, Arkansas. Mr. Trevino holds a B.A. in Political Science from Louisiana State University in Shreveport and an M.P.A. from the University of Arkansas at Little Rock.

Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

During 2005 the Board met on 12 occasions. Each of the nominees for the Board was elected by stockholders at last year’s annual meeting, except Ian Arnof who has been nominated for election to the Board at the 2006 Annual Meeting. In 2005 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Robert East who attended eight of 11 Trust Committee meetings.

Under the Company’s Corporate Governance Principles, each director is expected to attend Board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities. It is the Company’s policy that all directors attend the annual meeting of stockholders. All Board members who were nominated for election at the Company’s 2005 meeting of stockholders were in attendance at such meeting.

The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2007 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 19, 2006. A stockholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by a stockholder, the committee or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

•	Strong community ties in the Company’s markets that can assist the Company from time to time in its business development efforts.

The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming Board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated and the Board will then determine the nominees after considering the recommendations of the committee.

The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under The NASDAQ Stock Market Inc. (“NASDAQ”) listing standards: Ian Arnof, Steven Arnold, Richard Cisne, Henry Mariani, John Mills, R.L. Qualls, Kennith Smith and Robert Trevino.

Governance Initiatives

The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as NASDAQ listing standards. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised Nominating and Governance Committee Charter (revised February 21, 2006) (3) adopted a revised set of Corporate Governance Principles (revised February 21, 2006) (4) adopted a Code of Ethics, (5) adopted a revised Audit Committee Charter (revised February 21, 2006), (6) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (7) adopted a Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee (revised February 21, 2006). Copies of the revised Audit Committee Charter, revised Personnel and Compensation Committee Charter, revised Nominating and Governance Committee Charter, Code of Ethics and revised Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

The following is a brief description of the functions of the Company’s principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter.

Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2005. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding these succession plans, (4) lead the Board in its annual review of the Board’s performance and (5) review and approve certain transactions between the Company and its executive officers, directors or affiliates. During 2005 the Committee was comprised of the following three directors: R.L. Qualls as Chairman, Kennith Smith and Henry Mariani. The Board has determined that each of these individuals qualified in 2005 as an “independent” director under NASDAQ listing standards and that those individuals continuing to serve qualify as “independent.” Assuming their re-election to the Board, Messrs. Qualls, Smith and Mariani are expected to continue to serve on such committee in 2006.

Audit Committee. The Audit Committee met seven times in 2005. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, Richard Cisne and R. L. Qualls served on the Audit Committee for 2005. Assuming Mr. Arnof is elected to the Board, it is expected that he will join the Audit Committee in April 2006. Assuming their election or re-election to the Board, it is expected that Messrs. Mariani, Arnof, Cisne and Qualls will serve on the Audit Committee in 2006. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and NASDAQ listing standards related to audit committees and meet all other applicable standards for service on such committee. In addition, the Board has determined that Henry Mariani, the current Chairman of the Audit Committee, and Richard Cisne each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. (See the Report of the Audit Committee on page 20 of this Proxy Statement.)

Personnel and Compensation Committee. The Personnel and Compensation Committee (the “Compensation Committee”) met eight times in 2005. The Compensation Committee considers, approves and reviews all salaries and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s stock option plans, and oversees staff training and educational programs. Porter Hillard, as Chairman, Steven Arnold, Kennith Smith and Robert Trevino initially served as the Compensation Committee for 2005. Following the election of John Mills to the Board in April 2005, he was added to the Compensation Committee. Mr. Hillard is retiring from the Board in April 2006 when the new slate of directors is elected and will continue to serve on the Compensation Committee until that time. Mr. Trevino was selected to serve as Chairman of the Compensation Committee in January 2006. Assuming their re-election to the Board, Messrs. Trevino, Arnold, Mills and Smith are expected to continue to serve on the Compensation Committee in 2006. The Board has determined that each of these individuals qualifies as an “independent” director under NASDAQ listing standards. (See the Report of the Personnel and Compensation Committee on Executive Compensation beginning on page 15 of this Proxy Statement.)

Trust Committee. The Trust Committee met 11 times in 2005. The operation of the Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2005, Mark Ross as Chairman, George Gleason, Linda Gleason, Robert East, James Matthews, Paul Moore and Dan Rolett served on the Trust Committee. In January 2005 R.L. Qualls and Robert Trevino were added to the Trust Committee. Assuming re-election of the directors serving on this committee, these same members are expected to continue to serve on the Trust Committee in 2006.

Loan Committee. The Loan Committee met 50 times in 2005. As 2005 began the Loan Committee was comprised of any five or more members of the Board. In January 2005 the Board added Scott Hastings, President of the Leasing Division, and Darrel Russell, President of the Central Division, to the Loan Committee. For 2006 the Loan Committee will be comprised of these two Company officers and any five or more Board members. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $3 million, up to the lending limit of the bank subsidiary, and for administering other aspects of the lending function.

ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2005. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Susan Blair, Danny Criner, Scott Hastings, Greg McKinney and Dan Rolett served on the ALCO and Investments Committee in 2005. All these individuals are expected to continue to serve on the ALCO and Investments Committee in 2006.

Process for Communicating with Board Members

The Board has established a process for stockholders to communicate with R.L. Qualls, the presiding independent director over the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy solicitation are subject to additional requirements that are discussed separately in this proxy solicitation. See “Election of Directors – Nominees for Election as Director” and “Stockholder Proposals.”

BOARD PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors selected and appointed the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2006, and seeks ratification of the appointment by the Company’s shareholders. This will be the first year Crowe Chizek and Company LLC has served as the Company’s independent auditors.

If the appointment of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2006 is not ratified, the matter will be referred to the Audit Committee for further review.

On November 15, 2005, Ernst & Young LLP indicated to the Company that it would decline to stand for re-appointment as the Company’s independent registered public accounting firm for future accounting periods after completion of its December 31, 2005 audits. On November 17, 2005, the Audit Committee of the Board of Directors of the Company completed its proposal process and engaged Crowe Chizek and Company LLC as the Company’s registered independent public accounting firm for the calendar year ending December 31, 2006.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, and management’s assessment of internal control over financial reporting as of December 31, 2005 and 2004, and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent calendar years ended December 31, 2005 and 2004, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1) or (v) of Regulation S-K (“Regulation S-K”) of the Securities and Exchange Commission’s rules and regulations.

During the two calendar years ended December 31, 2004 and 2003, and between the period from December 31, 2004 through the engagement of Crowe Chizek and Company LLC on November 17, 2005 as the Company’s registered independent public accounting firm for the calendar year ending December 31, 2006, neither the Company nor anyone on its behalf consulted Crowe Chizek and Company LLC with respect to any accounting or auditing issues involving the Company, including without limitation, the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a disagreement with Ernst & Young LLP within the meaning of Section 304 of Regulation S-K or a “reportable event” as defined in Item 304(a)(1) or (v) of Regulation S-K.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005 about shares of the Company’s common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting options under plans approved by the Company’s stockholders and options under plans or arrangements not submitted to stockholders for approval.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders*	475,400	$19.26	98,700
Equity compensation plans not approved by security holders	—	—	—

Total	475,400	$19.26	98,700

*	The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 97,000 shares of the Company’s common stock. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each person who is not otherwise an employee of the Company, or any subsidiary, to receive options to purchase 1,000 shares of common stock following their election as a director of the Company at each annual meeting of stockholders and up to 1,000 shares upon their election or appointment for the first time as a director of the Company. The Company has an Employee Stock Option Plan which has issued and unexercised options outstanding to purchase 378,400 shares of the Company’s common stock. This plan has 98,700 remaining authorized shares available for issue.

PRINCIPAL STOCKHOLDERS

As of February 6, 2006 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company’s common stock, the only class of the Company’s capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the SEC.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	4,133,098	(1)	24.8%

Fidelity Management & Research Corporation (2) 82 Devonshire Street Boston, Massachusetts 02109-3614	Common Stock	1,607,870		9.6

Neuberger Berman, Inc. (3) 605 Third Avenue New York, NY 10158	Common Stock	1,490,619		8.9

Wasatch Advisors, Inc. (4) 150 Social Hall Avenue, Suite 400 Salt Lake City, UT 84111	Common Stock	1,243,261		7.5

(1)	For information regarding the direct or indirect nature of beneficial ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed with the SEC on or about February 14, 2006 by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation’s Schedule 13G.

(3)	Based on information obtained from a Schedule 13G filed with the SEC on February 14, 2006 jointly by Neuberger Berman, Inc., Neuberger Berman Management, Inc. and Neuberger Berman Genesis Fund, a Series of Equity Managers Trust. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Neuberger Berman, Inc.’s Schedule 13G.

(4)	Based on information obtained from a Schedule 13G filed with the SEC on February 14, 2006 by Wasatch Advisors, Inc. The forgoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wasatch Advisors, Inc.’s Schedule 13G.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of February 6, 2006 with respect to beneficial ownership of the Company’s common stock by each director, each director nominee, each executive officer of the Company named in the table captioned “Executive Compensation and Other Information”, and all such directors, director nominees and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	4,133,098	(2)	24.8%
Mark Ross	372,322	(3)	2.2
Jean Arehart	26,218		*
Ian Arnof	4,000		*
Steven Arnold	8,000		*
Richard Cisne	7,850		*
Robert East	60,600		*
Porter Hillard	—		*
Gene Holman	277		*
Henry Mariani	44,000		*
James Matthews	2,150		*
John Mills	2,000	(4)	*
Paul Moore	41,044		*
R. L. Qualls	36,400		*
Kennith Smith	63,250	(5)	*
Robert Trevino	2,000		*
Darrel Russell	34,747	(6)	*
All Directors, Director Nominees and Executive Officers as a group (23 persons)	5,001,770		29.8

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of February 6, 2006, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2005) are held by the directors, director nominees and executive officers as a group in the amount of 129,600, and held by the named individuals in the amounts as follows: George Gleason (3,000); Linda Gleason (12,000); Mark Ross (9,000); Jean Arehart (1,000); Steven Arnold (8,000); Richard Cisne (2,000); Robert East (28,000); Henry Mariani (4,000); James Matthews (2,000); John Mills (1,000); R. L. Qualls (28,000); Kennith Smith (4,000); Robert Trevino (2,000); Darrel Russell (2,400) and other executive officers (23,200).

(2)	The amount includes (a) 2,953,400 shares, including shares subject to exercisable options, owned directly by Mr. Gleason, (b) 642,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 411,530 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 27,330 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 51,408 shares, including shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 1,600 shares owned by Mr. Gleason as custodian for his children and (g) 45,030 shares representing 25% of the shares held in a family limited partnership in which Mr. Gleason, his spouse and descendants have an aggregate 25% pecuniary interest.

(3)	Includes (a) 76,800 shares, including shares subject to exercisable options, owned directly by Mr. Ross, (b) 82,522 shares held in Mr. Ross’ account under the 401(k) Plan, (c) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (d) 67,800 shares owned by Mr. Ross’ spouse.

(4)	Mr. Mills is Chairman of the Board, President and Chief Executive of Affiliated Foods Southwest, Inc. whose subsidiary, Shur-Value Stamps, Inc., owns of record 43,275 shares. Mr. Mills disclaims beneficial ownership of the shares owned of record by Shur-Value Stamps, Inc.

(5)	Includes 1,048 shares held by spouse of Mr. Smith.

(6)	Includes 1,957 shares held by spouse of Mr. Russell.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows for the years indicated all cash and certain other compensation paid or to be paid by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose aggregate 2005 salary and bonus exceeded $100,000.

Name & Principal Position	Annual Compensation				Long-Term Compensation	All Other Compensation(3)
	Year	Salary	Bonus(1)		Securities Underlying Options(2)
George Gleason(4) Chairman and Chief Executive Officer	2005 2004 2003	$457,997 403,677 396,000	$	— — 121,000	35,000 3,000 3,400	$7,000 6,500 6,000

Mark Ross Vice Chairman, President and Chief Operating Officer	2005 2004 2003	$223,873 195,481 190,000	$	— 35,000 83,000	5,800 2,500 3,400	$7,000 6,500 6,000

Paul Moore Chief Financial Officer and Chief Accounting Officer	2005 2004 2003	$159,834 150,334 144,065	$	— 25,000 70,000	4,600 2,000 3,400	$5,545 6,500 6,000

Darrel Russell President Central Division	2005 2004 2003	$164,808 151,731 140,025	$	— 30,000 35,000	1,700 1,400 2,400	$5,848 5,692 5,756

Gene Holman(5) President Mortgage Division	2005 2004 2003	$140,808 39,846 —		$61,725 11,278 —	1,200 1,000 —	$2,281 598 —

(1)	Includes bonuses and cash incentive compensation.

(2)	Represents option grants during each year under the Company’s Employee Stock Option Plan. See “Option Grants in Last Fiscal Year.” All shares are split adjusted.

(3)	Represents employer matching contributions under the Company’s 401(k) Plan or the Company’s Deferred Compensation Plan.

(4)	Mr. Gleason’s salary and bonus were determined pursuant to a written employment agreement. For a description of this agreement, see “Employment Agreement with Mr. Gleason” below.

(5)	Mr. Holman’s employment began September 2004.

Employment Agreement with Mr. Gleason

Mr. Gleason’s salary and bonus for 2005 were determined pursuant to a written employment agreement which became effective on January 1, 2005. This agreement provided for a minimum base salary of $460,000 and a bonus to be subjectively determined by the Personnel and Compensation Committee of the Board. Mr. Gleason has entered into a new written three-year employment agreement, effective on January 1, 2006, which provides for $575,000 base compensation and a bonus to be subjectively determined by the Personnel and Compensation Committee. Mr. Gleason’s base salary will be evaluated and increased, if appropriate, each year thereafter for the term of the employment agreement by the Personnel and Compensation Committee of the Board. Mr. Gleason’s base salary and bonus are in addition to any other compensation that he may receive under employee benefit plans or reimbursement arrangements.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to the named executive officers concerning options granted in the last fiscal year and their potential realizable value:

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date
					5%	10%
George Gleason	15,000 20,000	12.9 17.2%	$33.60 35.42	01/25/2012 11/07/2012	$205,200 288,400	$478,200 672,000

Mark Ross	2,300 3,500	2.0 3.0	33.60 35.42	01/25/2012 11/07/2012	31,464 50,470	73,324 117,600

Paul Moore	2,300 2,300	2.0 2.0	33.60 35.42	01/25/2012 11/07/2012	31,464 33,166	73,324 77,280

Darrel Russell	1,700	1.5	35.42	11/07/2012	24,514	57,120

Gene Holman	1,200	1.0	35.42	11/07/2012	17,304	40,320

(1)	As required by the SEC rules and regulations, potential realizable values are based on the assumption that the common stock price appreciates at the annual rates shown compounded annually from the date of the grant until the end of the option term and is not intended to forecast appreciation in stock price. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing to $47.28 and $65.48, respectively, for options with an exercise price of $33.60 and increasing to $49.84 and $69.02, respectively, for options with an exercise price of $35.42.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End(1)		Value of Unexercised In-the-Money Options at FY-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Gleason	41,200	$1,221,905	3,000	41,400	$73,005	$163,457
Mark Ross	—	—	9,000	11,700	264,870	86,458
Paul Moore	6,000	173,688	3,000	10,000	73,005	80,173
Darrel Russell	4,800	136,258	2,400	5,500	58,404	50,908
Gene Holman	—	—	—	2,200	—	10,530

(1)	The dollar amounts shown represent the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2005 ($37.12) and the purchase price per share payable upon such exercise applicable to each in-the-money option.

Director Compensation

In 2005 non–employee directors were paid a quarterly retainer fee of $1,500, a fee of $667 per regular monthly Board meeting attended, and $250 for attendance at each regular or special committee meeting and special Board meeting. It is anticipated the same fee schedule will apply in 2006. The Company’s officers are not compensated for their service as directors or committee members.

Additionally the Company has a Non-Employee Director Stock Option Plan. Under this Plan, each non-employee director receives an initial grant of an option to purchase up to 1,000 shares of common stock upon his or her initial election as a director, and an option to purchase 1,000 shares of common stock following his or her re-election as a director at each annual meeting of shareholders. Effective April 20, 2005 the Company granted options to each of its non-employee directors to purchase 1,000 shares of common stock at an exercise price of $31.775 per share. All options granted to non-employee directors became exercisable upon grant and expire 10 years after issue.

Compensation Committee Interlocks and Insider Participation

During 2005 the Compensation Committee of the Company initially consisted of Messrs. Hillard, as Chairman, Arnold, Smith and Trevino. Following the election of John Mills to the Board in April 2005, he was added to the Compensation Committee. Effective January 2006, Mr. Trevino replaced Mr. Hillard as Chairman of the Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board has determined that each member of the Compensation Committee qualifies as “independent” under NASDAQ listing standards.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) has responsibility for reviewing, evaluating and approving the compensation plans, policies and programs of the Company. The Compensation Committee is responsible for reviewing and approving compensation for the Company’s directors, officers and other personnel, including awards under incentive compensation, bonus and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation based on this evaluation. The Compensation Committee’s review and approval of compensation includes the total compensation, if any, potentially payable to the CEO and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination and changes of control.

Compensation Philosophy and Policies

The Company’s goal is to make compensation decisions consistent with the long-term growth and performance objectives of the Company. In 2005 the Company’s compensation program for executive officers was based upon the following principles and policies:

•	The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•	Incentive compensation is paid to certain personnel based on the achievement of specific performance criteria or based on a mathematical formula.

•	General cash bonus awards for officers and other personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of division and profit center performance and individual performance and responsibility. The foregoing performance criteria are subjectively evaluated and applied and are not based upon a mathematical formula.

•	On a limited basis, certain personnel receive targeted bonuses in recognition of extraordinary performance or achievement.

•	The Company maintains an on-going program of evaluation of officers and other personnel in which supervisors set objectives and goals for personnel reporting to them, evaluate the performance of such personnel and recommend compensation for such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes final recommendations on their compensation levels to the Compensation Committee.

Executive Compensation Components for 2005

The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. In 2005 the Company’s compensation program consisted of the following:

Base Salary. Base salary levels for executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year. During 2005 base salaries paid to executive officers employed for the full years of 2004 and 2005 as a group (including the Chief Executive Officer) increased by 10.35%.

Incentive Compensation. Incentive Compensation was paid in 2006 to certain personnel based on their achievement of specific performance criteria or based on a mathematical formula.

General Cash Bonuses. The Company’s 2005 general cash bonus program conditioned the payment of bonuses on the Company achieving a certain level of earnings. This level of earnings was not reached and general cash bonuses were not paid.

Targeted Bonuses. Targeted bonuses were paid in January 2006 to a small number of officers and other personnel in recognition of extraordinary performance or achievement. The amount of such bonuses was subjectively determined.

Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of management with the interests of stockholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Compensation Committee determines to grant stock options based upon the subjective analysis of a number of factors, including the overall mix of equity-based compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, the Compensation Committee in January 2005 granted options to purchase a total of 30,600 shares of the Company’s common stock (of which 23,300 shares were granted to executive officers) at an exercise price per share of $33.60, and in November 2005 the Compensation Committee granted options to purchase 85,600 shares of the Company’s common stock (of which 36,400 shares were granted to executive officers) at an exercise price of $35.42. All options were issued at an exercise price equal to the market value of the Company’s common stock on the date of grant. The Compensation Committee will consider making the award of stock options to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

401(k) Plan. The Company maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2005 and prior years, the 401(k) Plan permitted most employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2005 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual contribution of $7,000 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Company common stock as one of its investment alternatives. In 2005 total matching contributions on behalf of executive officers were $6,723, which represented an average of 2.15% of these participating executive officers’ 2005 W-2 compensation excluding any amounts realized on exercise of options. Effective January 1, 2005 certain key employees of the Company were excluded from further salary deferrals in the 401(k) Plan but became eligible to make salary deferrals through participation in the Company’s deferred compensation plan described below.

Deferred Compensation Plan. During 2004 the Compensation Committee recommended for Board adoption and approval a deferred compensation plan for certain key employees who were no longer eligible to participate in the 401(k) Plan as of January 1, 2005. In December 2004 the Board adopted an unfunded deferred compensation arrangement (the “Plan”) that became effective January 1, 2005. Under the Plan, eligible participants, defined to include certain key employees of the Company designated by the Board, may elect prior to January 1 of each year to defer payment of a portion of their compensation, including possible bonus for a particular Plan year, but excluding any amounts realized on exercise of options. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency”

as defined in the Plan. The Company makes a contribution to each participant’s account, limited by the Board to one-half of the first 6% of compensation deferred by the participant under the Plan, subject to certain limitations. Amounts deferred under the Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the Plan’s administrative committee, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested. In 2005 total matching contributions on behalf of executive officers were $40,134, which represented an average of 2.28% of the eligible executive officers’ 2005 W-2 compensation excluding any amounts realized on exercise of options.

Other Benefits. Executive officers and other personnel receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable financial institutions.

Chairman and Chief Executive Officer Compensation

As described in the notes to the Summary Compensation Table presented above under the caption “Executive Compensation and Other Information”, the 2005 cash compensation payable to George Gleason, the Company’s Chairman and Chief Executive Officer, was determined pursuant to a written employment agreement which became effective January 1, 2005. The employment agreement provided for an annual base salary of $460,000 for 2005 and a bonus to be subjectively determined by majority vote of the Compensation Committee. The 2005 employment agreement called for Mr. Gleason’s base salary to be evaluated and increased, if appropriate, each year thereafter for the term of the agreement by majority vote of the Compensation Committee, with any interested director abstaining. The agreement specified that consideration will be given to increases in Mr. Gleason’s base salary based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

The amount of any bonus determined under the 2005 employment agreement to be awardable to Mr. Gleason was to be based on, among other things, individual merit and performance, taking into account Mr. Gleason’s contribution to the overall success of the Company and various measures of corporate performance, including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee. Since general cash bonuses were not paid under the Company’s 2005 general cash bonus program, Mr. Gleason did not receive a cash bonus for 2005.

In January 2006 the Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved a new three-year employment agreement effective January 1, 2006. Under the new agreement Mr. Gleason’s annual base salary was increased to $575,000. In future years Mr. Gleason’s base salary will be evaluated and increased, if appropriate, by a majority vote of the Compensation Committee, based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

In addition to cash compensation, Mr. Gleason received during 2005 (1) contributions under the Company’s Deferred Compensation Plan which were determined on a basis consistent with all other participating employees, (2) option grants to purchase 15,000 shares of the

Company’s common stock at the market price of $33.60 on January 25, 2005 and (3) option grants to purchase 20,000 shares of the Company’s common stock at the market price of $35.42 on November 7, 2005. The Compensation Committee made the grants pursuant to the Company’s Employee Stock Option Plan and based the grants on an evaluation of the various factors considered for all employees as outlined above.

The Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels, his contribution to the Company including individual merit and performance, his significant responsibilities, including assigned duties, and relative compensation of comparable positions within the industry. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2006 is appropriate.

Section 162(m)

In 1993 Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company’s executives during the last year or in the foreseeable future. In this regard it should be noted that all option grants effected under the Company’s Employee Stock Option Plan will continue to qualify for an exemption under Section 162(m).

Personnel and Compensation Committee of the Board of Directors

Robert Trevino, Chairman
Steven Arnold Porter Hillard John Mills Kennith Smith

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board to qualify as independent directors under the Sarbanes-Oxley Act and NASDAQ listing standards. In 2000 the Board adopted the first written charter for the Audit Committee.

The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on February 21, 2006 to clarify certain language appearing in the Charter.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, this committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the engagement, compensation and over-sight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management. The Audit Committee also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held seven meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Henry Mariani, Chairman Richard Cisne R. L. Qualls

CERTAIN TRANSACTIONS

The Company, through its bank subsidiary, has had, in the ordinary course of business, banking transactions with certain of its officers, directors and director nominees and with certain officers, directors and director nominees of the bank subsidiary. All loan transactions with such officers, directors and director nominees, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company’s other banking transactions or other unfavorable features.

Director Robert East is co-owner, Chairman and Chief Executive Officer of East-Harding, Inc., a corporation engaged by the Company for the construction of some of the Company’s facilities. In 2005 and 2004 the Company had no construction contracts and made no payments to East-Harding, Inc. and in 2003 the Company paid East-Harding, Inc. approximately $87,000 under contracts for leasehold improvements and for remodeling work at the Company’s headquarters. Additionally Mr. East is the managing partner of Advanced Cabling Systems LLC, a corporation that has performed wiring and cabling installation for some of the Company’s facilities. The Company paid Advanced Cabling Systems LLC $4,753 in 2005 and $16,000 in 2004 for such installation work.

Director James Matthews is Executive Vice President of General Properties, Inc., which serves as the managing partner of The Woodcrest Company, LLP. Members of Mr. Matthews’s family and certain family trusts, including a trust in which Mr. Matthews has a beneficial interest, are partners in The Woodcrest Company, LLP. On October 13, 2003 the Company purchased a branch site for approximately $851,829 from The Woodcrest Company, LLP.

COMPANY PERFORMANCE

The graph below shows a comparison for the period commencing December 31, 2000 through December 31, 2005 of the cumulative total stockholder returns (assuming reinvestment of dividends) for the common stock of Company, the S&P SmallCap Index and the NASDAQ Financial Index, assuming a $100 investment on December 31, 2000.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
OZRK (Bank of the Ozarks, Inc.)	$100	$201	$378	$736	$1,123	$1,232
SML ( S&P Smallcap Index )	$100	$107	$91	$126	$155	$167
NDF ( NASDAQ Financial Index )	$100	$106	$104	$136	$157	$161

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year its directors and executive officers have complied with all applicable filing requirements, except a Form 4 due November 7, 2005 for Robert East for a gift of 500 shares that was reported on January 26, 2006.

AUDIT FEES; AUDITORS TO BE PRESENT

Ernst & Young LLP served as the Company’s independent auditors for the years ended December 31, 2005 and 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2005	2004
Audit Fees	$270,000	$266,525
Audit-Related Fees	—	16,000
Tax Service Fees	—	15,500

	$270,000	$298,025

Audit fees include the audit of the Company’s consolidated financial statements totaling $175,000 for 2005 and $151,125 for 2004. Such fees also include the audit of the Company’s internal controls over financial reporting totaling $95,000 for 2005 and $115,400 for 2004. Audit-related fees are for an employee benefit plan audit for the year of 2004. Another accounting firm will be selected to audit the employee benefit plan for 2005. Tax services fees are for preparation of various tax returns for the year of 2003. Tax return services have been provided by another accounting firm subsequent to 2003.

The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent auditors. The policy requires that all audit services and audit-related services to be performed by the independent auditors be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s independent auditors may be waived if the aggregate amount of all such non-audit services provided by the independent auditors is less than five percent of the total amount of revenues paid by the Company to the independent auditors during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at the 2007 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before December 19, 2006 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company’s 2007 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2006.

ADDITIONAL INFORMATION AVAILABLE

Upon written request the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Company Performance,” “Report of the Personnel and Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

George Gleason Chairman of the Board of Directors and Chief Executive Officer

March 10, 2006

BANK OF THE OZARDS, INC. 12615 CHENAL PARKWAY P.O. BOX 8811 LITTLE ROCK, AR 77231-8811

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11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BOZAR1	KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ___

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF THE OZARKS, INC.

Vote on Directors

1. TO ELECT FOURTEEN DIRECTORS:

01) George Gleason 02) Mark Ross 03) Jean Arehart 04) Ian Arnof 05) Steven Arnold 06) Richard Cisne 07) Robert East	08) Linda Gleason 09) Henry Mariani 10) James Matthews 11) John Mills 12) R. L. Qualls 13) Kennith Smith 14) Robert Trevino		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

							For	Against	Abstain

2. TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.							☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear(s) below. If stock is in the names of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated				☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

______________________________________________						____________________________________

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS APRIL 18, 2006

The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2006 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 18, 2006 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS IN PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)